Exhibit 4.3

THIS INSTRUMENT is made on the13th day of December 2002 by VISHAY
INTERTECHNOLOGY, INC. a company incorporated in the State of Delaware USA, (the Company).

WHEREAS

(A) The Company has created up to $105,000,000 Floating Rate Unsecured Loan Notes 2102 and has determined to constitute the said Loan Notes as hereinafter provided.

(B) Pursuant to the SPA as defined below, the Company, and certain other persons have entered into a Note Purchase Agreement (the Note Purchase Agreement) of even date, and the Loan Notes are issued with the benefit of certain representations and warranties contained in the Note Purchase Agreement.

NOW THIS INSTRUMENT WITNESSES AND THE COMPANY HEREBY DECLARES as follows:-

1. In this Instrument and in the Schedules hereto the following expressions shall, where the context permits, have the following meanings:

the Conditions means the conditions to be endorsed on the Loan Notes in the form or substantially in the form set out in Schedule 2 hereto as the same may from time to time be modified in accordance with the provisions herein contained;

Directors means the Board of Directors for the time being of the Company or a duly authorised committee of the Board of Directors;

Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time;

Instrument means this instrument and the Schedules hereto as from time to time modified in accordance with the provisions herein contained;

LIBOR means, in relation to any amount owed by the Company hereunder and any interest period:

(a) the percentage rate per annum equal to the offered quotation which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate for US Dollars for such period at or about 11.00 a.m. (London time) on the first day of the relevant interest period; or

(b) if a rate is not available pursuant to (a) above, the percentage rate per annum which is the arithmetic mean of the rates as supplied to the Company at its request quoted by three banks selected by the Company (one of which shall include, if in existence at the time, Barclays Bank plc) to leading banks in the the London inter-bank market for three month deposits of similar size and currency.

Loan Notes means up to $105,000,000 Floating Rate Unsecured Loan Notes 2102 of the Company to be issued under this Instrument or (as the context may require) the principal amount thereof for the time being issued and outstanding;

Noteholders means the several persons for the time being entered in the Register;

Put and Call Agreement means the put and call agreement relating to the Loan Notes entered into by the Company and other persons in connection with the SPA on or about the date hereof;

Register means the register of Noteholders referred to in clause 8 hereof;

Registration Rights Agreement means the registration rights agreement entered into by the Company and other persons in connection with the SPA on or about the date hereof;

SPA means the share sale and purchase agreement entered into by the Company as purchaser and other persons on or about the date hereof; and

Vishay Group means the Company (including its successors) and its subsidiaries from time to time.

Words denoting the singular number only shall include the plural number and vice versa. Words denoting persons shall include corporations.

2. The Loan Notes shall be known as the Vishay Intertechnology, Inc. Floating Rate Unsecured Loan Notes 2102 and shall be issued in amounts and multiples of $1000 by the Company to such persons at such times and on such terms as the Directors may determine.

3. The aggregate principal amount of the Loan Notes is limited to $105,000,000. The Loan Notes, as and when issued, and all accrued and unpaid interest thereon, shall (except as regards the first payment of interest) rank pari passu equally and rateably without discrimination or preference as an unsecured debt obligation of the Company.

4. As and when the Loan Notes or any part thereof fall to be redeemed or repaid in accordance with the provisions hereof, the Company will pay to the Noteholders entitled thereto the principal amount of the Loan Notes to be repaid together with accrued interest (subject to any requirement to deduct any income tax therefrom).

5. Until such time as the Loan Notes are redeemed or repaid in accordance with the provisions hereof, the Company will pay to the Noteholders interest (subject to any requirement to deduct any income tax therefrom) on the principal amount of the Loan Notes outstanding at the rates and the times and as otherwise provided in the Conditions.

6. Every Noteholder shall be entitled without charge to one certificate for the Loan Notes held by it. However, joint holders of Loan Notes will be entitled only to one Loan Note certificate (provided that the Company shall not be bound to register


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

more than four persons as the joint holders of any Loan Note) and such Loan Note will be sent to that one of the joint holders who is first named in the Register. Every Loan Note certificate shall be issued under the common or securities seal of the Company and shall be substantially in the form set out in
Schedule 1 hereto and shall have the Conditions endorsed thereon. The Company shall comply with the provisions of the Loan Notes and the Conditions and the Loan Notes shall be held subject to all such provisions which shall be binding on the Company and the Noteholders and all persons claiming through or under them respectively.

7. Each Noteholder shall be entitled to require all or any part (being $1000 nominal amount or any integral multiple thereof) of the Loan Notes held by it to be repaid at par together with accrued interest (subject to any requirement to deduct any income tax therefrom) if:

(a) any principal or interest on any of the Loan Notes held by that Noteholder due to it shall fail to be paid in full within thirty days after receipt of written demand by the Company, addressed to its financial controller (with a copy to Abbe Dienstag of Kramer Levin Naftalis & Frankel) and made by the relevant Noteholder following failure to pay; or

(b) the Company breaches any of its obligations to issue shares or, if applicable, to pay cash under the Put and Call Agreement and such breach, if capable of remedy, is not remedied within ten days after written notification to the Company addressed to its financial controller (with a copy to Abbe Dienstag of Kramer Levin Naftalis & Frankel); or

(c) any indebtedness of any member or members of the Vishay Group having in aggregate a principal amount in excess of US$50,000,000 is not paid on its due date or within any applicable grace period, and such default in payment is not waived or remedied within a period of one month; or

(d) the Company or Vishay Europe GmbH (VEG) pursuant to or under or within the meaning of any Bankruptcy Law:

            (i)   commences a voluntary case or proceeding;

            (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

            (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

            (iv)  makes a general assignment for the benefit of its creditors;

            (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

            (vi) consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

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


(e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (i) is for relief against the Company or VEG in an involuntary case or proceeding, or adjudicates the Company or VEG insolvent or bankrupt;

            (ii) appoints a Custodian of the Company or VEG for any substantial part of its property; or

            (iii) orders the winding up or liquidation of the Company or VEG;

           and the order or decree remains unstayed and in effect for 60 days; or

(f)   any event analogous to (d) or (e) above occurs in any jurisdiction.

In paragraphs (d) and (e) above:

Bankruptcy Law means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

Custodian means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

The Company shall notify each of the Noteholders forthwith on the occurrence of any of the events described in sub-clause (a) to (f) of this clause 7.

8. A register of the Noteholders will be kept at 63 Lincoln Highway, Malvern, Pennsylvania 19355-2120 (or at such other place as the Company may from time to time have appointed for the purpose and have notified to the Noteholders) and there shall be entered in the Register:

(a)   the names and addresses of the Noteholders;

(b)   the telecopier numbers of the Noteholders;

(c)   the principal amount of the Loan Notes held by each Noteholder;

(d) the date on which the name of each Noteholder is entered in respect of the Loan Notes standing in its name; and

(e)   the serial number of each Loan Note.

9. Any change of name or address on the part of any Noteholder which is notified to the Company at the address set out in clause 8 above shall be entered in the Register.

10. Any Noteholder may at all reasonable times during office hours inspect the Register.

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


11. The Company hereby covenants with the Noteholders and each of them duly to perform and observe the obligations herein contained and imposed on it to the intent that these presents shall enure for the benefit of all Noteholders, each of whom may sue for the performance or observance of the provisions hereof so far as its holding of Loan Notes is concerned.

12. The Conditions and provisions contained in the Schedules hereto shall have effect in the same manner as if such Conditions and provisions were herein set forth.

13. A memorandum of execution of any instrument supplemental to this Instrument shall be endorsed by the Company on this Instrument.

14. This Instrument and the Loan Notes shall be governed by and construed in accordance with the laws of the State of New York.

15. Each of the parties agrees that the courts of the State of New York are to have exclusive jurisdiction to settle any disputes that may arise in connection with this Agreement.

IN WITNESS WHEREOF this Instrument has been duly executed by the Company the day and year first above written.



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


                                   SCHEDULE 1




                                Form of Loan Note

                             No._____ Amount $_____

                          VISHAY INTERTECHNOLOGY, INC.

                     (Incorporated in the State of Delaware)

          UP TO $105,000,000 VISHAY INTERTECHNOLOGY, INC. FLOATING RATE
                            UNSECURED LOAN NOTES 2102

THIS IS TO CERTIFY THAT _____ _____ is/are the registered holder(s) of the above principal amount of the Vishay Intertechnology, Inc. Unsecured Loan Notes 2102 (the Loan Notes) constituted by an Instrument entered into by the Company on December 13, 2002 (together with any instruments supplemental thereto) (the Instrument) and issued with the benefit of, and subject to the provisions contained in, the Instrument and the Conditions endorsed hereon. The Loan Notes further take the benefit of certain representations and warranties of the Company contained in the Note Purchase Agreement referred to in the Instrument.

Interest is payable on the Loan Notes quarterly in arrears on the interest payment dates in each year and at a floating rate determined in accordance with the Conditions endorsed hereon.

The Loan Notes are redeemable in accordance with Condition 8 endorsed hereon.

The Loan Notes are transferable on the terms set out in the Conditions endorsed hereon. This Loan Note certificate must be surrendered before any transfer can be registered or any new Loan Note certificate can be issued in exchange.

[The Loan Notes have not been, and will not be, registered under the United States Securities Act of 1933, as amended and, accordingly, certain restrictions on ownership and transfer apply to the Loan Notes.1]

Copies of the Instrument constituting the Loan Notes are available for inspection at the registered office of the Company.

The Loan Notes shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS whereof Vishay Intertechnology, Inc. has executed this Loan Note Certificate.

_______________________________________________________________________________

1 The provisions of the Registration Rights Agreement of even date made between the Company and the Original Holders (as such term is defined in the Registration Rights Agreement) shall govern whether or not legends in compliance with the United States Securities Act of 1933 appear on the face of the Loan Note certificates.

Issued on [  ] 20[__]

                                   SCHEDULE 2


                                 The Conditions


1. The Loan Notes are issued in amounts and multiples of $1000 and constitute unsecured obligations of the Company.

2. Interest on the Loan Notes will be calculated on the basis of a 360 day year and will be payable (subject to any requirement to deduct any income tax therefrom) by quarterly instalments in arrears on 31 March, 30 June, 30 September and 31 December in each year (or if such day is not a business day in New York and Frankfurt, on the immediately preceding common business day in such cities) (interest payment dates) in respect of the preceding interest period (as defined below) ending on the interest payment date at a rate calculated for each interest period as provided in Condition 3 below, except that the first interest payment on the Loan Notes, which shall be made on 31 December 2002 will be in respect of the period from (and including) the first date of issue of any of the Loan Notes to (but excluding) 31 December 2002. The period from (and including) the first date of issue of any Loan Notes to (but excluding) 31 December 2002 and the period from (and including) 31 December 2002 or any subsequent quarter date (where quarter date means any of 31 March, 30 June, 30 September or 31 December) to (but excluding) the next following quarter date is herein called an interest period.

3. (a) The rate of interest on the Loan Notes for any interest period ending on or prior to 31 December 2006 will be the rate per annum equal to LIBOR for such interest period plus 1.5 per cent. (1.5%).

(b) Subject to Condition 3(c), the rate of interest on the Loan Notes for any interest period commencing on or after 1 January 2007 will be LIBOR for such interest period.

(c) If at any time during the period beginning on the date of issue of the Loan Notes and ending on 31 December 2010, the Common Stock has a Market Value of equal to or more than the Target Price per share for 30 or more consecutive trading days, then the rate of interest on the Loan Notes for all interest periods commencing on or after 1 January 2011 will be the rate per annum equal to fifty per cent. (50%) of LIBOR for such interest period.

In this Condition 3:

Common Stock means the common stock, par value US$0.10, of the Company and any other security exchanged or substituted for such common stock or into which such common stock is converted in any recapitalization, reorganization, merger, consolidation, share exchange or other business combination transaction, including any reclassification consisting of a change in par value or a change from par value to no par value or vice versa;

Majority of the Noteolders means, at any relevant time, the Noteholders of a majority of the principal amount of the Loan Notes that are at any relevant time outstanding;

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

Market Value for any trading day means the volume-weighted average of the per share selling prices on the New York Stock Exchange or other principal United States securities exchange or inter-dealer quotation system on which the Common Stock is then listed or quoted (or, if there is no sale of the Common Stock reported on such trading day, the average of the low ask and high bid price for the Common Stock reported on the last trading day in which such sale was reported) or, if there are no high bid and low ask prices, the Market Value shall be the per share fair market value of the Common Stock or other security as determined by an investment banking firm of national reputation and standing selected by the Company and reasonably acceptable to the Majority of the Noteholders;

Target Price means $45.00 per share of Common Stock, provided that if any event(s) described in Article IV of the Put and Call Agreement shall occur, then the Target Price shall be subject to adjustment in the manner and to the extent applicable to the Target Price (as defined in the Put and Call Agreement);

trading day means any day on which securities are traded or quoted on the principal securities exchange or interdealer quotation system on which the Common Stock is listed for trading or quotation; and

Securities Act means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

4. If the Company fails to pay any amount payable by it under this Instrument or the Loan Notes, it must immediately on demand by the relevant Noteholder pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgement at the rate per annum equal to the Relevant Rate plus one per cent. (1%). For these purposes the Relevant Rate is the rate for the time being applicable pursuant to Condition 3 above.

5. Each interest payment shall be made (subject to any requirement to deduct any income tax therefrom) to the Noteholder on the register of Noteholders at the close of business on the twenty-eighth day preceding the date for payment of such interest and every such Noteholder shall be deemed, for the purpose of these presents, to be the holder on such interest payment date of the Notes held by it on such preceding date notwithstanding any intermediate transfer or transmission of any such Notes.

6. In circumstances where the Company is required (or would in the absence of any relevant filing be required) to make a deduction or withholding for or on account of any taxes or any other deductions, (and where any Noteholder is entitled to a reduced rate of withholding), the Company shall (to the extent it is entitled or required to do so) co-operate in a timely manner in filing such forms and documents as the Internal Revenue Service and any other taxation authority may require in order to enable the Company to make relevant payments under the Loan Notes without having to make such deduction or withholding, or at the relevant reduced rate of withholding.

7.1 If the Company at any time is subject to a transaction pursuant to which it becomes a subsidiary of any other person, it will thereafter procure that its ultimate parent company from time to time, as soon as practicable after becoming such,

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


provides the Noteholders with a binding, irrevocable and unconditional guarantee of all of the obligations of the Company in respect of the Notes, the Registration Rights Agreement and the Put and Call Agreement in customary form.

7.2 If the Company ceases to be a reporting company under Section 13(d) or 15 of the Exchange Act (a Reporting Entity), then, for so long as it does not have a holding company that has issued a guarantee to the Noteholders as required by Condition 7.1, it will in respect of each of its financial quarters provide each Noteholder promptly after the same is prepared with such quarterly and annual financial statements as it prepares in the ordinary course in respect of itself and its subsidiaries and as is of the type customarily provided to bank creditors.

7.3 If a guarantee of a holding company is in effect as contemplated by Condition 7.1 above but the relevant guarantor is not a Reporting Entity, then the Company shall be obliged to procure that the relevant guarantor for the time being provides to each Noteholder the information referred to in Condition 7.2 above in respect of itself and its subsidiaries within the timeframe contemplated by that Condition.

8. Each Noteholder shall be entitled to require all or any part (being $1000 nominal amount or any integral multiple thereof) of the Loan Notes held by it to be repaid at par together with accrued interest (subject to any requirement to deduct any income tax therefrom) up to (but excluding the date of repayment) in the circumstances specified in clause 7 of the Instrument. Unless previously repaid, redeemed or purchased and cancelled, the Company will redeem the Loan Notes on 31 December, 2102 at par together with accrued interest (subject to any requirement to deduct income tax therefrom) up to (but excluding) the date of repayment.

9. Any Loan Notes repaid, redeemed or purchased pursuant to Condition 8 shall forthwith be cancelled and the Company shall not be at liberty to reissue the same.

10. Every Noteholder any of whose Loan Notes is due to be repaid or redeemed under these Conditions shall, not later than the due date for such repayment or redemption, deliver up to the Company, at the address specified in clause 8 of the Instrument constituting the Loan Notes, the Loan Notes which are due to be repaid or redeemed in order that the same may be cancelled. Upon such delivery and against a receipt for the principal moneys payable in respect of the Loan Notes to be repaid or redeemed, the Company shall pay to the Noteholder the amount payable to it in respect of such repayment or redemption.

11. Interest shall cease to accrue on any Loan Notes becoming liable to repayment or redemption as from the due date for repayment or redemption of such Loan Notes, unless (upon the Noteholder demanding on or after such date and at the address specified in clause 8 of the Instrument payment of the principal moneys payable in respect thereof and tendering the certificate(s) therefor and a receipt for such moneys duly signed and authenticated in such manner as the Company may reasonably require) payment of such moneys shall not be made by the Company, in which case interest will accrue from the date of such demand until (but excluding) the date of payment by the Company.

12. Amounts in respect of interest on any Loan Notes which remain unclaimed by the Noteholder for a period of five years and amounts due in respect of principal which remain unclaimed for a period of ten years, in each case from the date on which the relevant payment first becomes due, shall revert to the Company and the Noteholder shall cease to be entitled thereto.

13. Any Notes acquired by or on behalf of any member of the Vishay Group shall be automatically cancelled.

14. The provisions of the Instrument constituting the Loan Notes and the rights of the Noteholders are subject to modification, abrogation or compromise in any respect but only in accordance with the provisions of Schedule 4 of the said Instrument and with the consent of the Company.

15. The Loan Notes are in registered form, and are transferable in accordance with the provisions of Schedule 3 of the Instrument.

16. All Loan Notes shall form a single series and shall rank pari passu equally and rateably without discrimination or preference as an unsecured debt obligation of the Company.

17. No application has been or is intended to be made to any stock exchange for the Loan Notes to be listed or dealt in.

18. Any notice or other document (including a Loan Note certificate) to be given to a Noteholder may be given or sent to the Noteholder at its registered address for the giving of notice to it by a method permitted pursuant to Condition 19. In the case of joint registered holders of any Loan Notes, a notice given to the Noteholder whose name stands first in the register in respect of such Loan Notes shall be sufficient notice to all joint holders. Notice may be given to the persons entitled to any Loan Notes in consequence of the bankruptcy of any Noteholder by sending the same by a method permitted pursuant to Condition 19 addressed to them by name or by the title of the representative or trustee of such holder at the address (if any) in the United Kingdom supplied for the purpose by such persons or (until such address is supplied) by giving notice in the manner in which it would have been given if the bankruptcy had not occurred.

19. Any notice required to be given to the Company under the Instrument shall be sent in writing to the address specified in clause 8 of the Instrument and shall be sufficiently given or made when and if delivered by a recognized international courier service or hand delivery, or by telecopier with in each case a copy sent by first class or registered mail, post prepaid.

20. Words and expressions defined in the Instrument shall have the same respective meanings whenever used in these Conditions.

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
                                   SCHEDULE 3


            Provisions as to Registration, Transfer and Other Matters


1. Except as required by law or as ordered by a court of competent jurisdiction, the Company will recognise the registered holder of any Loan Notes as the absolute owner thereof and shall not be bound to take notice or see to the execution of any trust, whether express, implied or constructive, to which any Loan Notes may be subject. The receipt of the registered holder for the time being of any Loan Notes or, in the case of joint registered holders, the receipt of any of them for the interest from time to time accruing due in respect thereof or any other moneys payable in respect thereof shall be a good discharge to the Company, notwithstanding any notice it may have, whether express or otherwise, of the right, title, interest or claim of any other person to or in such Loan Notes, interest or moneys. The Company shall not be bound to enter notice of any trust, whether express, implied or constructive, on the register in respect of any Loan Notes.

2. Every Noteholder will be recognised by the Company as entitled to its Loan Notes free from any equity, set-off or counter-claim on the part of the Company against the original or any intermediate holder of the Loan Notes.

3.    The Loan Notes are transferable:

(a) in whole or in part (but in the case of a transfer of part in a minimum principal amount of at least $2,000,000 and such that the transferor's holding of Loan Notes after such transfer would not be less than $2,000,000) (and for these purposes a transfer of less than $2,000,000 shall not be a transfer in whole if it does not relate to all of the Loan Notes held by a transferor and its affiliates);

(b)   subject to compliance with the restrictions set out in Schedule 6; and


(c) in whole or in part to any affiliate of a Noteholder provided that, in the case of a transfer in part, the transferor and the transferee have entered into such documentation as the Company may reasonably require to provide that:

          (i) one member of the transferor's group shall act as administrative agent for all Noteholders who are members of such group, with the effect that the Company will only be required to deal with one member of the transferor's group in relation to the Loan Notes; and

          (ii) if the transferee ceases to be an affiliate of the transferor, the Company will be notified and able to require the relevant Loan Notes promptly to be transferred back to the transferor.

For these purposes, an affiliate of any person is (i) any other person that is a holding company or subsidiary of the first, or a subsidiary of any such holding company; (ii) in the case of a transferor that is a fund management company, investment company, or venture capital or private equity company, any fund, limited partnership or similar entity that is advised or managed by that transferor; and (iii) in the case of a transferor that is a fund, limitedpartnership or similar entity, any other such entity that is under common management with the transferor.

No assignment, transfer, sale or other disposal of any holding of Loan Notes will be registered except in accordance with paragraphs 4 and 5 below save that, if Phoenix transfers all or part of the Loan Notes that are registered in its name to Phoenix Bermuda, the Company shall not have the right to require any legal opinions pursuant to the footnote to paragraph 6 of the form of instrument of transfer set out in Schedule 5 . For these purposes:

Phoenix  means  Phoenix   Acquisition   Company  S.ar.l.,   a  company
organized under the laws of Luxembourg; and

Phoenix Bermuda means Phoenix Bermuda, LP, a Bermuda limited partnership and an affiliate of Phoenix.

4.    Every instrument of transfer shall be substantially in the form set out in
Schedule 5 and must be signed by the transferor and the transferor shall be deemed to remain the owner of the Loan Notes to be transferred until the name of the transferee is entered in the register in respect thereof and until the transferee shall have executed an assignment substantially in the form set out in Annex I to the Put and Call Agreement.

5. Every instrument of transfer must be left for registration with the Company at the address specified in clause 8 of the Instrument accompanied by the certificate for the Loan Notes to be transferred together with any certificates required and such other evidence as the Directors may require to prove the title of the transferor or its right to transfer the Loan Notes, and, if the instrument of transfer is executed by some other person on its behalf, the authority of that person to do so. The transfer will then (subject to paragraphs 3 and 4 above) be registered and a note of such registration will be entered in the Register and a new certificate for Loan Notes issued accordingly.

6. All instruments of transfer that are registered shall be retained by the Company.

7. No fee shall be charged for the registration of any transfer or other document relating to or affecting the title to any Loan Notes.

8. Any person becoming entitled to Loan Notes in consequence of the bankruptcy of a holder of Loan Notes or of any other event giving rise to the transmission of such Loan Notes by operation of law may, upon producing such evidence that it sustains the character in respect of which it proposes to act under this Condition or of its title as the Company shall think sufficient be registered itself as the holder of such Loan Notes.

9. The interest or other moneys payable in respect of the Loan Notes and the principal amount of the Loan Notes or any part thereof may be paid by electronic transfer to the bank account notified for such purpose by the relevant Noteholder to the Company no less than 14 days prior to the relevant date for payment; or if no such account is so satisfied, by cheque sent through the post at the risk of the holder or holders to the registered address of the holder or, in the case of joint registered holders, to the registered address of that one of the joint registered holders who is first named on the register in respect of such holding, or to such person and to such address as the registered holder or the joint registered holders may in writing direct. Every such cheque shall be made payable to the order of the person to whom it is sent and payment of the cheque shall be a satisfaction of the moneys represented thereby.

10. If any Loan Note certificate is defaced, lost or destroyed, it may be replaced on such terms (if any) as to evidence and indemnity as the Company may require but so that, in the case of defacement, the defaced Loan Note certificate shall be surrendered before the new Loan Note certificate is issued.

                                   SCHEDULE 4

                       Amendments, Supplements and Waivers


Except as described below the Company may amend the terms of the Loan Notes with the written consent of Noteholders holding 66?% of the aggregate principal amount of the then outstanding Loan Notes. Noteholders holding a 66?% of the aggregate principal amount of the outstanding Loan Notes may waive compliance by the Company with any provision of the Loan Notes. However, without the consent of each affected Noteholder, an amendment, supplement or waiver may not:

(a) change the maturity of the principal of or any instalment of interest on any Loan Note in a manner adverse to the Noteholders;

(b)   reduce the principal amount of any Loan Note;

(c) reduce the rate of or extend the time for payment of interest on any Loan Note;

(d) change the place or currency of payment of principal of or interest on any Loan Note;

(e) modify any provision of the Loan Notes relating to the waiver of past defaults or the right of the Noteholders to institute suit for the enforcement of any payment on or with respect to any Loan Notes or the modification and amendment provisions of the Loan Notes;

(f) reduce the percentage of the principal amount of outstanding Loan Notes necessary for amendment to or waiver of compliance with any provision of the Loan Notes or for waiver of any breach of the terms thereof;

(g) waive a default in the payment of principal of, interest on, or redemption payment with respect to, the Loan Notes;

(h) modify the ranking or priority of any Loan Note in any manner adverse to the Noteholders;

It shall not be necessary for the consent of the Noteholders under this Schedule 4 to approve the particular necessary for the consent of the Noteholders under this Schedule 4 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Schedule 4 becomes effective, the Company shall notify the Noteholders affected thereby a notice briefly describing the amendment; supplement or waiver. Any failure by the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

                                   SCHEDULE 5


                          Form of Transfer Certificate

To:   Vishay Intertechnology, Inc. (the Company)


                              TRANSFER CERTIFICATE

This Transfer Certificate relates to the Instrument constituting up to $105,000,000 Vishay Intertechnology, Inc. Floating Rate Loan Notes 2102 dated December 13, 2002 of Vishay Intertechnology, Inc. (the Instrument).

Capitalised terms defined in the Instrument shall have, unless otherwise defined in this Transfer Certificate, the same meanings when used in this Transfer Certificate.

1. [Transferor] (the Transferring Holder) confirms that the principal outstanding amount of Notes that it holds is $[_____] (the Transferring Holder's Notes).

2.    The Transferring Holder requests:

(a) [___________] [Transferee] (the Transferee) to accept and procure the transfer to the Transferee of [the Transferring Holder's Notes//[_____] principal amount of the Transferring Holder's Notes, being a principal amount greater than $2,000,000] as further specified in the Appendix (the Transfer Notes) by countersigning and delivering this Transfer Certificate to the Company at its address for the service of notices specified in the Instrument; [and

(b) the Company to issue a certificate in its name in relation to that portion of the Transferring Holder's Notes not comprising the Transfer Notes (the Retained Notes) in accordance with clause 6 of the Instrument. For the avoidance of doubt, the Transferor acknowledges that this Transfer Certificate shall not affect its rights, undertakings, liabilities and obligations in respect of the Retained Notes.]

3. The Transferring Holder makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Instrument or any document relating thereto and assumes no responsibility for the financial condition of the Company or for the performance and observance by the Company of any of its respective undertakings, liabilities and obligations under the Instrument or any document relating thereto, and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

4. In connection with the transfer of the Transfer Notes, the Transferring Holder confirms that it has not utilised any general solicitation or general advertising in connection with the Transfer Notes or the transfer of the Transfer Notes.

5. Unless, either (i), one of the boxes below is checked by the Transferring Holder or (ii) the Loan Notes are transferred pursuant to an effective registration statement under the Securities Act, the Company shall not be obliged to register any of the Loan Notes evidenced in the name of any person other than the Transferring Holder.

6. By checking the box checked below, the Transferring Holder confirms that the Transfer Notes are being transferred2:

          (i)   [_____] to the Company or a subsidiary thereof; or

          (ii) [_____] pursuant to and in compliance with Rule 144A under the Securities Act; or

          (iii) [_____] to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act); or

          (iv) [_____] outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act; or

          (v) [_____] pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

          (vi) [_____] pursuant to another available exemption from the registration requirements of the Securities Act.]

7.    The Transferee hereby requests the Company:

(a) to accept this Transfer Certificate as being delivered to it pursuant to, and for the purposes of, paragraph 5 of Schedule 3 to the Instrument in relation to the Transfer Notes; and

(b) to register it in the Register as the Noteholder in respect of the Transfer Notes; and

(c) to issue a certificate in its name in relation to the Transfer Notes in accordance with clause 6 of the Instrument.

8. The Transferee confirms that it has acceded to the Put and Call Agreement in accordance with paragraph 4 of Schedule 3 to the Instrument and encloses herewith:

          (i) a copy of the form of assignment prescribed by the Put Call Agreement duly executed by it; and


_______________________________________________________________________________

2 If box (iii), (iv), (v) or (vi) is checked, the Company may require, prior to registering any such transfer of the Transfer Notes such legal opinions, as the Company reasonably requests to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. For the avoidance of doubt and in accordance with Schedule 3, if Transferor is Pheonix and the Transferee is Phoenix Bermuda, the Company shall have no right to request any such legal opinions in relation to such Transfer.

          (ii) the certificate that evidences the Transferring Holder's title to the Transfer Notes.

9. The Transferee warrants that it has received a copy of the Instrument together with such other information as it has required in connection with this transaction and that it has not relied, and will not hereafter rely, on the Transferring Holder to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied, and will not rely, on the Transferring Holder to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Company.

10. The Transferee hereby undertakes with the Transferring Holder and each of the other parties to the Instrument that it will perform in accordance with their terms all those undertakings, liabilities and obligations that by the terms of the Instrument will be assumed by it after delivery of this Transfer Certificate to the Company and satisfaction of the conditions subject to which this Transfer Certificate is expressed to take effect.

11. This Transfer Certificate is not assignable or otherwise negotiable (without prejudice to the provisions of Schedule 3 to the Instrument which shall be applicable to the Transferring Holder in respect of the Retained Notes and to the Transferee in relation to any transfer or assignment of the rights, undertakings, liabilities and obligations assumed by it pursuant hereto).

12. This Transfer Certificate and the rights, undertakings, liabilities and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York.

13. Each of the Transferor and the Transferee agrees that the courts of the State of New York are to have exclusive jurisdiction to settle any disputes that may arise in connection with this Agreement.

                                    APPENDIX

[Insert details of Transfer Notes.]

------------------------    ----------------------------

For and on behalf of the    For and on behalf of the
Transferring Holder         Transferee

                                   SCHEDULE 6

                     Restrictions on Transfer of Loan Notes

(a) Each Noteholder agrees that any proposed transfer of any Loan Notes, or any shares of Common Stock issuable upon conversion or exchange thereof, may be effected only (1)(w) inside the United States of America (I) to a person who the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, (II) in accordance with Rule 144 or (III) pursuant to another exemption from the registration requirements of the Securities Act, (x) to the Company, (y) outside the United States of America (A) to a non-U.S. person (within the meaning of Regulation S) in a transaction meeting the requirements of Regulation S or (B) pursuant to another exemption from the registration requirements of the Securities Act or (z) pursuant to an effective registration statement and (2) in each case, in accordance with the application securities laws of any state of the United States of America or any other application jurisdiction. Each Noteholder agrees to notify any purchaser of the resale restrictions set forth above.

(b) Prior to any Transfer or proposed Transfer of any Loan Notes, the Noteholder thereof shall deliver written notice to the Company in the form set out in Schedule 5 of such Noteholder's intention to effect such transfer. If the transfer or proposed transfer is pursuant to clause (1)(w) or (1)(y) of the first sentence of the preceding paragraph, then upon receipt of such notice, the Company may request any or all of the following (each a Transfer Document) in a form reasonably acceptable to the Company:

          (i) an agreement by such transferee to the impression of the restrictive investment legend set forth below on the Loan Note certificates, or any shares of Common Stock issuable upon conversion or exchange thereof;

          (ii) an agreement by such transferee, in form and substance reasonably satisfactory to the Company, to be bound by the provisions of this Schedule 6 relating to the transfer of such Loan Notes, or any shares of Common Stock issuable upon conversion or exchange thereof; and

          (iii) an opinion of counsel with expertise in securities law matters reasonably satisfactory to the Company that such transfer complies with applicable securities laws.

      If the Company requests any Transfer Document(s), it shall do so as promptly as practicable following receipt of the Holder's notice of intention to Transfer. The Company shall thereafter cause the Transfer to be recorded and a certificate or other evidence of ownership in the name of the transferee to be delivered as soon as practicable after it has received Transfer Documents complying with the terms of this Schedule.

(c) The Noteholders agree that each certificate issued to evidence Loan Notes, or any shares of Common Stock issuable upon conversion of exchange thereof shall bear a legend to the following effect:

      THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ACT), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM SUCH REGISTRATION.

      The foregoing legend shall be in addition to any other legend required by law.

(d) The restrictions referenced in this Schedule, including the legend, shall cease and terminate as to any particular Loan Notes, or any shares Common Stock issuable upon conversion or exchange thereof when (x) such Loan Notes, or any shares Common Stock issuable upon conversion or exchange thereof have been transferred in a transaction pursuant to Rule 144 or a registration statement or (y) in the reasonable opinion of counsel for the Company, such restriction is no longer required in order to assure compliance with the Securities Act and applicable state securities laws. Whenever such restrictions shall cease and terminate as to any Notes, the Noteholder shall be entitled to received from the Company, without expense (other than applicable transfer taxes, if any, if such unlegended shares are being delivered and transferred to any person other than the registered Noteholder thereof), new certificates for a like number of Notes not bearing the relevant legend(s) set forth in this Schedule.

The Company

VISHAY INTERTECHNOLOGY, Inc.








acting by

                                December 13, 2002









                           VISHAY INTERTECHNOLOGY, INC
                                   (as Issuer)









           ==========================================================

                                   INSTRUMENT
                                  constituting
                               up to $105,000,000
                                  FLOATING RATE
                            UNSECURED LOAN NOTES 2102

           ==========================================================







                         FRESHFIELDS BRUCKHAUS DERINGER